UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2016 (February 11, 2016)

Education Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32417	20-1352180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee (Address of principal executive offices)	38120 (Zip Code)
Registrant’s telephone number, including area code: (901) 259-2500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 10, 2016, John L. Ford notified the board of directors (the “Board”) of Education Realty Trust, Inc. (the “Company”) of his decision to resign from the Board, effective immediately. Mr. Ford has served on the Board since January 2005 and has also served as a member of the Board’s Compensation Committee and Nominating & Corporate Governance Committee. The retirement of Mr. Ford is in accordance with the Company’s mandatory retirement policy and is not the result of any disagreement with the Company, the Board or management on any matter relating to the Company’s operations, policies or practices.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: February 11, 2016	By:	/s/ Edwin B. Brewer, Jr.
Name: Edwin B. Brewer, Jr. Title: Executive Vice President and Chief Financial Officer